Exhibit 10.7

ITHAKA ACQUISITION CORP.

2006 EQUITY INCENTIVE PLAN

Section 1. Purpose; Definitions.

1.1. Purpose. The purpose of the Ithaka Acquisition Corp. 2006 Equity Incentive Plan (“Plan”) is to enable the Company to offer to its Employees, Officers, Directors and Consultants whose past, present and/or potential contributions to the Company and its Related Entities have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Agreement” means the agreement between the Company and the Holder, or such other document as may be determined by the Administrator, setting forth the terms and conditions of an Award under the Plan.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Award” means the grant of a Stock Option, SAR, Restricted Stock, Other Stock-Based Award, or other right or benefit under the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(h) “Common Stock” means the Common Stock of the Company.

(i) “Company” means Ithaka Acquisition Corp., a corporation organized under the laws of the State of Delaware under the name “Ithaka Acquisition Corp.”

(j) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(k) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Holder’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Holder provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Nonqualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(l) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (d) and (e) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

a. a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principle purpose of which is to change the state in which the Company is incorporated;

b. the sale, transfer or other disposition of all or substantially all of the assets of the Company;

c. the complete liquidation or dissolution of the Company;

d. any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

e. acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(m) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(n) “Deferred Stock” means Common Stock to be received under an award made pursuant to Section 8 at the end of a specified deferral period.

(o) “Director” means a member of the Board or the board of directors of any Related Entity.

(p) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Holder provides services regardless of whether the Holder is covered by such policy. If the Company or the Related Entity to which the Holder provides service does not have a long-term disability plan in place, “Disability” means that a Holder is unable to carry out the responsibilities and functions of the position held by the Holder by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Holder will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(q) “Effective Date” means the date set forth in Section 12.1.

(r) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value”, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or quoted on the NASDAQ Global Select Market, the NASDAQ Global Market (formerly the “NASDAQ National Market”) or the NASDAQ Capital Market (formerly the “NASDAQ SmallCap Market”) of the NASDAQ Stock Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or NASDAQ, as the case may be; (ii) if the

Common Stock is not listed on a national securities exchange or quoted on the NASDAQ Stock Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on such date, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Administrator shall determine, in good faith.

(u) “Holder” means an Employee, Director or Consultant who has received an Award under the Plan.

(v) “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(w) “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(x) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Other Stock-Based Award” means an award under Section 9, below, that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(z) “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(aa) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(bb) “Plan” means the Ithaka Acquisition Corp. 2006 Equity Incentive Plan, as hereinafter amended from time to time.

(cc) “Related Entity” means any Parent or Subsidiary of the Company.

(dd) “Restricted Stock” means Common Stock received under an award made pursuant to Section 7 that is subject to restrictions under Section 7.

(ee) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(ff) “Share” means a share of Common Stock.

(gg) “Stock Appreciation Right” or “SAR” means the right entitling the Holder to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of the Common Stock.

(hh) “Stock Option” or “Option” means any option to purchase shares of Common Stock which is granted pursuant to the Plan.

(ii) “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

(jj) “Vest” means to become exercisable or to otherwise obtain ownership rights in an award.

Section 2. Administration.

2.1. Administration of the Plan. Unless otherwise indicted in this Section 2.1, the Plan shall be administered by the Board or a Committee. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board.

(a) Administration with Respect to Directors and Officers. With respect to grants of Awards to persons who are also Officers or Directors of the Company, the Plan shall be administered by (i) the Board or (ii) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(b) Administration with Respect to Covered Employees. Grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(c) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

2.2. Powers of Administrator. The Administrator shall have full authority to grant Awards pursuant to the terms of the Plan. For purposes of illustration and not of limitation, the Administrator shall have the authority (subject to the express provisions of this Plan):

(a) to select the Employees, Directors and Consultants of the Company or any Related Entity to whom Awards may from time to time be awarded hereunder.

(b) to approve forms of Agreements for use under the Plan;

(c) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, number of Shares, Share exercise price or types of consideration paid upon exercise of Awards, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Administrator shall determine);

(d) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an Award granted hereunder;

(e) to permit a Holder to elect to defer a payment under the Plan under such rules and procedures as the Administrator may establish, including the payment or crediting of interest on deferred amounts denominated in cash and of dividend equivalents on deferred amounts denominated in Common Stock;

(f) to determine the extent and circumstances under which Common Stock and other amounts payable with respect to an Award hereunder shall be deferred;

(g) to substitute (i) new Stock Options for previously granted Stock Options, which previously granted Stock Options have higher option exercise prices and/or contain other less favorable terms, and (ii) new Awards of any other type for previously granted Awards of the same type, which previously granted Awards are upon less favorable terms;

(h) to make payments and distributions with respect to Awards (i.e., to “settle” Awards) through cash payments in an amount equal to the difference between the Fair Market Value of the Award and its exercise price, multiplied by the number of Shares subject to the Award;

(i) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Holder’s rights under an outstanding Awards shall not be made without the Holder’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Nonqualified Stock Option shall not be treated as adversely affecting the rights of the Holder;

(j) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Agreement, granted pursuant to the Plan;

(k) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(l) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

2.3. Interpretation of Plan.

(a) Administrator’s Authority. Subject to Section 11, the Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable to interpret the terms and provisions of the Plan and any Award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 11, all decisions made by the Administrator pursuant to the provisions of the Plan shall be made in the Administrator’s sole discretion and shall be final and binding upon all persons, including the Company, its Related Entities and Holders.

(b) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code.

2.4. Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

Section 3. Stock Subject to Plan.

3.1. Aggregate Number of Shares.

(a) Subject to the provisions of Section 3.3, below, the maximum aggregate number of Shares which may be issued pursuant to Awards initially shall be ______ Shares, and commencing with the first business day of each calendar year thereafter beginning with ________ [ DATE], such maximum aggregate number of Shares shall be increased by a number equal to three percent (3%) of the number of fully diluted Shares outstanding on the last day of the immediately preceding fiscal year; provided, however, that the percentage shall be reduced to two percent (2%) at such time the Company redeems its warrants outstanding as of the Effective Date. Notwithstanding the foregoing, subject to the provisions of Section 3.3, below, the maximum aggregate number of Shares available for grant of Incentive Stock Options shall be [NUMBER] Shares, and such number shall not be subject to annual adjustment as described above. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares .which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. To the extent not prohibited by the listing requirements of the NASDAQ Stock market (or other established stock exchange or national market system on which the Common Stock is traded) and Applicable Law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price (including pursuant to a “net exercise” of an Option) or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

3.2. Individual Limitation on Awards.

(a) Individual Limit for Stock Options and SARs. The maximum number of Shares with respect to which Stock Options and SARs may be granted to any Holder in any calendar year shall be _________ (            ) Shares. In connection with a Holder’s commencement of Continuous Service, a Holder may be granted Stock Options and SARs for up to an additional ________ (            ) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 3.3, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Holder, if any Stock Option or SAR is canceled, the canceled Stock Option or SAR shall continue to count against the maximum number of Shares with respect to which Stock Options and SARs may be granted to the Holder. For this purpose, the repricing of a Stock Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Stock Option or SAR and the grant of a new Stock Option or SAR.

(b) Individual Limit for Restricted Stock and Other Stock-Based Awards. For awards of Restricted Stock and Other Stock-Based Awards that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Holder in any calendar year shall be _______ (            ) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 3.3, below.

(c) Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

3.3. Adjustment Upon Changes in Capitalization, Etc.

(a) If any change in the outstanding Common Stock subject to the Plan or underlying any Award results from any stock split, reverse stock split, combination, consolidation, spin-off, recapitalization, exchange of Shares, or any capital adjustment or transaction similar to the foregoing or any distribution to holders of Common Stock other than regular cash dividends, then (A) the limitations set forth in Section 3, (B) the number, kind and class of Shares covered by each outstanding Award, (C) the price per Share (but not the total price) subject to each outstanding Award, and (D) any other affected terms of outstanding Awards, shall be proportionally adjusted to prevent dilution or enlargement of rights under the Plan.

(b) The Administrator shall make such adjustment in such manner as it may deem equitable and appropriate, subject to compliance with Applicable Laws. Any determination, substitution or adjustment made by the Administrator under this Section shall be conclusive and binding on all persons. Except as expressly provided herein, neither the Company’s issuance of shares of stock of any class or securities convertible into shares of stock of any class, nor the conversion of any convertible securities of the Company, shall be treated as a transaction requiring any substitution or adjustment under this Section 3.3.

Section 4. Eligibility.

Awards may be made or granted to Employees, Officers, Directors and Consultants who are deemed to have rendered or to be able to render significant services to the Company or a Related Entity and who are deemed to have contributed or to have the potential to contribute to the success of the Company. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or a Related Entity at the time of grant. Notwithstanding the foregoing, an Award may also be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Related Entities; provided, however, that no portion of any such Award shall vest prior to the date the person first performs such services.

Section 5. Stock Options.

5.1. Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Administrator may from time to time approve. The Administrator shall have the authority to grant Incentive Stock

Options or Non-Qualified Stock Options, or both types of Stock Options which may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Nonqualified Stock Option.

5.2. Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a) Stock Option Term. The term of each Stock Option shall be fixed by the Administrator; provided, however, that an Incentive Stock Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company (“10% Stockholder”)).

(b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Administrator at the time of grant and may not be less than 100% of the Fair Market Value on the date of grant (or, if greater, the par value of a share of Common Stock); provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder will not be less than 110% of the Fair Market Value on the date of grant.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator and as set forth in Section 10. If the Administrator provides, in its discretion, that any Stock Option is exercisable only after the Stock Option is vested, the Administrator may accelerate such vesting at any time on or after the time of grant and in whole or in part, based upon such factors as the Administrator determines.

(d) Method of Exercise. Subject to whatever vesting, exercise and waiting period provisions are applicable in a particular case and Applicable Laws, Stock Options may be exercised in whole or in part at any time during the term of the Stock Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. The consideration to be paid for the Shares to be issued upon exercise or purchase of a Stock Option, including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized in its discretion to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

a. cash;

b. check;

c. surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market

Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Stock Option shall be exercised;

d. payment through a broker-dealer sale and remittance procedure pursuant to which the Holder (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

e. payment through a “net exercise” such that, without the payment of any funds, the Holder may exercise the Stock Option and receive the net number of Shares equal to (A) the number of Shares as to which the Stock Option is being exercised, multiplied by (B) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

f. any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Agreement, or by other means, grant Stock Options which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(e) Transferability. Except as may be set forth in the next sentence of this Section or in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Administrator, may transfer a Stock Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder’s “Immediate Family” (as defined below), or (ii) to an entity in which the Holder and/or members of Holder’s Immediate Family own more than fifty percent of the voting interest, in exchange for an interest in that entity, subject to such limits as the Administrator may establish and the execution of such documents as the Administrator may require, and the transferee shall remain subject to all the terms and conditions applicable to the Stock Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets.

(f) Exercise of Stock Option Following Termination of Continuous Service.

a. A Stock Option may not be exercised after the termination date of such Stock Option set forth in the Agreement and may be exercised following the termination of the Holder’s Continuous Service only to the extent provided in the Agreement.

b. Where the Agreement permits a Holder to exercise a Stock Option following the termination of the Holder’s Continuous Service for a specified period, the Stock Option shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Stock Option, whichever occurs first.

c. Any Stock Option designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Holder’s Continuous Service shall automatically convert to a Nonqualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Agreement.

(g) Additional Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Stock Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000.

(h) Buyout and Settlement Provisions. The Administrator may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, based upon such terms and conditions as the Administrator shall establish and communicate to the Holder at the time that such offer is made.

Section 6. Stock Appreciation Rights.

6.1. Grant and Exercise. The Administrator may grant Stock Appreciation Rights to Employees, Directors and/or Consultants.

6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

(a) Exercisability. Stock Appreciation Rights shall be exercisable as shall be determined by the Administrator and set forth in the Agreement.

(b) Termination. A Stock Appreciation Right shall terminate and shall no longer be exercisable as determined by the Administrator and set forth in the Agreement.

(c) Method of Exercise. Stock Appreciation Rights shall be exercisable in the same manner as provided for Stock Options under Section 5, to the extent the nature of the SAR is consistent and applicable to such section.

Section 7. Restricted Stock.

7.1. Grant. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such Restricted Stock may be subject to forfeiture (the “vesting schedule”) and rights to acceleration thereof and all other terms and conditions of the Awards.

7.2. Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

(a) Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b) Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until such Restricted Stock is vested under the terms of the applicable Agreement; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock until such time as indicated in the applicable Agreement; (iii) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested; (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Administrator with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c) Vesting and Forfeiture. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

Section 8. Deferred of Award Payment.

8.1. The Administrator may establish one or more programs under the Plan to permit selected Holders the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Holder to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

Section 9. Other Stock-Based Awards.

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Administrator to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and Awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Awards under this Plan or any other plan of the Company. Each other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Administrator.

Section 10. Accelerated Vesting and Exercisability.

10.1. Corporate Transaction. The Administrator may, in the event of a Corporate Transaction which has been approved by the Company’s Board of Directors, (i) accelerate the vesting of any and all Stock Options and other Awards granted and outstanding under the Plan, or (ii) require a Holder of any Award granted under this Plan to relinquish such Award to the Company upon the tender by the Company to Holder of cash in an amount equal to the the difference between its then Fair Market Value and the exercise price, multiplied by the number of Shares subject to the Award.

10.2. Code Section 409A. Notwithstanding any provisions of this Plan or any award granted hereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the Plan or an award granted hereunder to fail to comply with Code Section 409A.

Section 11. Amendment and Termination.

The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but, except as set forth in this Plan, no amendment, alteration, suspension or discontinuance shall be made (A) without the approval of the Company’s stockholders, to the extent such approval is required by Applicable Laws, or (B) that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent.

Section 12. Term of Plan.

12.1. Effective Date. The Plan shall be effective as of the date of the closing of the merger of Firecomm Acquisition, Inc., the Company’s wholly owned Subsidiary, with and into Firestone Communications, Inc., a Delaware corporation (“Firestone”), pursuant to the Agreement and Plan of Merger among the Company, Firestone and the other parties thereto dated as of August 15, 2006, as the same may be amended, provided that the Plan has been approved by the Company’s stockholders prior to such closing.

12.2. Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further Awards may be granted and all Awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, the Plan shall continue in effect for a term of ten (10) years unless terminated sooner.

Section 13. General Provisions.

13.1. Written Agreements. Each Award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Administrator. The Administrator may terminate any Award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

13.2. Reservation of Shares. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

13.3. Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

13.4. Employees. No Right of Employment/Consulting Relationship. Nothing contained in the Plan or in any Award hereunder shall be deemed to confer upon any Holder who is an Employee or Consultant of the Company or any Related Entity any right to continued employment with the Company or any Related Entity, nor shall it interfere in any way with the right of the Company or any Related Entity to terminate the employment of any Holder who is an Employee at any time.

13.5. Investment Representations; Company Policy. The Administrator may require each person acquiring shares of Common Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares, to the extent applicable, for investment without a view to distribution thereof. Each person acquiring Shares pursuant to an Award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

13.6. Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

13.7. Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Administrator regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Administrator, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Related Entity.

13.8. Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

13.9. Other Benefit Plans. Any Award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to Awards under this Plan).

13.10. Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

13.11. Applicable Laws. The obligations of the Company with respect to all Awards under the Plan shall be subject to (i) all Applicable Laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act of 1933 (the “Securities Act”), as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

13.12. Conflicts. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

13.13. Certain Awards Deferring or Accelerating the Receipt of Compensation. To the extent applicable, all Awards granted, and all Agreements entered into, under the Plan are intended to comply with Section 409A of the Code, which was added by the American Jobs Creation Act of 2004 and relates to deferred compensation under nonqualified deferred compensation plans. The Administrator, in administering the Plan, intends, and the parties entering into any agreement intend, to restrict provisions of any awards that may constitute deferred receipt of compensation subject to Code Section 409A requirements to those consistent with this section. The Board may amend the Plan to comply with Code Section 409A in the future.

13.14. Non-Registered Stock. The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system, including the NASDAQ National Market and NASDAQ SmallCap Market.

Plan Amendments

Date Approved by Board	Date Approved by Stockholders, if necessary	Sections Amended	Description of Amendments	Initials of Attorney Effecting Amendment